Exhibit 99.1

Investor Relations
Phone: (301) 897-2564
Email: info@spherix.com

SPHERIX REPORTS THIRD QUARTER 2009 EARNINGS

BETHESDA, MD, November 16, 2009 - Spherix Incorporated (NASDAQ CM: SPEX), an innovator in biotechnology for diabetes therapy, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today reported results for the third quarter ended September 30, 2009.

Recent and Upcoming Company Highlights

•	D-tagatose as a Treatment for Type 2 Diabetes
o
Blinded interim data analysis of the Phase 3 trial demonstrated a significant reduction in variability of HbA1c, and sufficient power to achieve statistical significance for the primary endpoint of the trial.  Results of the analysis of secondary variables, body mass index, triglycerides, HDL and LDL, are in agreement with that of the HbA1c results

o	Medical Advisory Board in the field of diabetes and metabolic diseases formed in October to provide guidance for scientific and clinical development questions for D-tagatose
o	Dr. Ram Nimmagudda, Director of New Business Development, joined Company to spearhead the commercialization of D-tagatose
o	Preliminary Phase 2 (Dose Range) clinical trial data demonstrated reduction of HbA1c levels with doses of Naturlose an order of magnitude lower than the dose used in the current Phase 3 trial
o	Completion of the trials and filing of FDA New Drug Application (NDA) expected in 2010

•	Upcoming Trade Shows/Investor Conferences:
o	2010 OneMedForum, San Francisco, CA, Jan. 12-13, 2010
o	BIO CEO & Investor Conference, New York, NY, Feb. 8-9, 2010
o	American College of Cardiology, Atlanta, GA, Mar. 14-16, 2010
o	American College of Physicians, Toronto, Canada, Apr. 22-24, 2010

“The interim analysis results announced earlier today are very encouraging, as is the overall study progress,” said Dr. Claire Kruger, Chief Executive Officer of Spherix.  “Results of the blinded interim data analysis of the Phase 3 trial demonstrate a significant reduction in variability of HbA1c levels, the primary endpoint of the trial.  The observed data to-date indicate that the change in variability of HbA1c from baseline is favorable, and that the current sample size gives the study sufficient power to achieve the statistical significance for protocol defined differences between control and D-tagatose in HbA1c when the study reaches the planned number of patients completing treatment.”

“In addition to the power calculation, a summary of HbA1c responders (subjects achieving HbA1c target of <6.5%) was in the interim analysis report.  NIH states that an HbA1c of 6% or less is normal, and diabetic patients should try to keep their HbA1c level at or below 7%.  The incidences of responders achieving an HbA1c target of <6.5% at 1, 2, 4 and 6 months of treatment in our trial were 4%, 13%, 19% and 18% respectively.  Because the trial is randomized 1:1 in terms of drug and placebo, approximately 50% of the patients receive the placebo treatment.”

“The interim analysis also noted that the results of the secondary variables, LDL, HDL, triglycerides and body mass index (BMI), are very striking and are in agreement with that of the HbA1c results.  These results demonstrate a significant decrease in the mean BMI at all time points evaluated.  A consistent decrease of BMI and serum triglycerides was observed at each visit.  A statistically significant reduction in HDL and LDL was also seen compared to baseline.”

“We believe our therapeutic approach has the potential to offer patients and clinicians an alternative for achieving their therapeutic goals without some of the attendant risks of currently available medications.”

Financial Results for the Quarter Ended September 30, 2009

Revenue was $378,000 for the quarter ended September 30, 2009, up from $308,000 in 2008 for the same period.  The Company’s revenue improvement reflects the growth of its health sciences consulting services (“Spherix Consulting”).

Research and development expenses were $1.4 million in the quarter, up from $1.3 million of the previous year.  The increase in R&D expenses is related to the expansion of the Phase 3 trial to India.  The Company’s R&D expenses for both years consisted of costs for both the Phase 3 and Phase 2 clinical trials.

Selling, general and administrative expenses for the quarter were $975,000, up from $671,000 in the third quarter of 2008 as the Company increases its D-tagatose commercialization activities.

The net loss for the quarter ended September 30, 2009 was $2.2 million or $0.15 per share, compared with a net loss of $1.7 million or $0.12 per share for the same period in 2008.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

- Tables Follow -

Spherix Incorporated
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Revenue	$378,365	$307,714	$1,071,276	$713,773

Operating expense
Direct costs	125,653	128,386	365,318	288,805
Research and development expense	1,435,282	1,304,150	4,130,633	3,045,299
Selling, general and administrative expense	974,972	671,017	2,383,338	2,513,227
Total operating expense	2,535,907	2,103,553	6,879,289	5,847,331

Loss from operations	(2,157,542)	(1,795,839)	(5,808,013)	(5,133,558)
Interest income	5,386	68,611	35,233	293,823
Other expense	-	(8,214)	-	(8,214)
Loss before taxes	(2,152,156)	(1,735,442)	(5,772,780)	(4,847,949)

Income tax expense	-	-	-	-

Net loss	$(2,152,156)	$(1,735,442)	$(5,772,780)	$(4,847,949)

Net loss per share, basic	$(0.15)	$(0.12)	$(0.40)	$(0.34)
Net loss per share, diluted	$(0.15)	$(0.12)	$(0.40)	$(0.34)

Weighted average shares outstanding, basic	14,385,810	14,357,162	14,371,452	14,338,217
Weighted average shares outstanding, diluted	14,385,810	14,357,162	14,371,452	14,338,217

Spherix Incorporated
Consolidated Balance Sheets
As of September 30, 2009 (unaudited), and December 31, 2008

	Sept. 30, 2009 (Unaudited)	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$5,292,398	$9,404,843
Short-term investments	985,002	1,894,434
Trade accounts receivable	484,849	281,342
Other receivables	1,535	37,223
Prepaid expenses and other assets	6,977	282,971
Total current assets	6,770,761	11,900,813

Property and equipment, net	243,955	310,365
Patents, net of accumulated amortization of $43,140 and $38,588	9,881	14,433
Deposit	35,625	35,625
Total assets	$7,060,222	$12,261,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,177,206	$710,881
Accrued salaries and benefits	342,303	304,756
Deferred revenue	116,351	39,347
Total current liabilities	1,635,860	1,054,984

Deferred compensation	600,000	660,000
Deferred rent	116,078	136,736
Total liabilities	2,351,938	1,851,720

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.005 par value, 50,000,000 shares authorized; 14,470,216 and 14,437,600 issued, and 14,389,778 and 14,357,162 shares outstanding at September 30, 2009 and December 31, 2008	72,351	72,188
Paid-in capital in excess of par value	27,673,871	27,602,486
Treasury stock, 80,438 shares, at cost at September 30, 2009 and
December 31, 2008	(464,786)	(464,786)
Accumulated deficit	(22,573,152)	(16,800,372)
Total stockholders' equity	4,708,284	10,409,516
Total liabilities and stockholders' equity	$7,060,222	$12,261,236